ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99.(j)(17)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 326/328 to the Registration Statement on Form N-1A of ETF Opportunities Trust and to the use of our report dated May 30, 2025 on the financial statements and financial highlights of OTG Latin America Fund. Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 29, 2025